UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 29, 2023

NUTANIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37883	27-0989767
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1740 Technology Drive, Suite 150

San Jose, California 95110

(Address of principal executive offices, including zip code)

(408) 216-8360

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.000025 par value per share	NTNX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 29, 2023, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Nutanix, Inc. (the “Company”) approved certain changes to the Company’s compensation arrangements with (i) Rajiv Ramaswami, the Company's President and Chief Executive Officer, (ii) Rukmini Sivaraman, the Company’s Chief Financial Officer, (iii) David Sangster, the Company’s Chief Operating Officer, and (iv) Tyler Wall, the Company’s Chief Legal Officer.

Fiscal Year 2024 Annual Base Salaries

The Compensation Committee resolved to make no changes to the annual base salaries for Messrs. Ramaswami, Sangster, and Wall. The Compensation Committee resolved to increase Ms. Sivaraman’s annual base salary from $450,000 to $475,000.

Fiscal Year 2024 Annual Bonus Targets

Mr. Ramaswami, Ms. Sivaraman, and Messrs. Sangster and Wall will continue to participate in the Company's Executive Incentive Compensation Plan. The annual bonus targets under the Executive Incentive Compensation Plan for the Company's fiscal year ending July 31, 2024 are as follows:

Name	Target Award	Equivalent Dollar Amount*
Rajiv Ramaswami	100% of annual base salary	$800,000
Rukmini Sivaraman	75% of annual base salary	$356,250
David Sangster	75% of annual base salary	$356,250
Tyler Wall	75% of annual base salary	$356,250

* The equivalent dollar amounts are calculated based upon the applicable officer’s annual base salary in effect as of August 1, 2023.

Fiscal Year 2024 Annual Equity Awards

In addition, on August 29, 2023, Mr. Ramaswami, Ms. Sivaraman, and Messrs. Sangster and Wall each received an annual equity award, pursuant to and subject to the Company’s 2016 Equity Incentive Plan, with 50% of the award consisting of time-based restricted stock units (“RSUs”) and 50% of the award consisting of performance-based restricted stock units (“PRSUs”):

Name	Time-Based RSUs Granted	Target Number of PRSUs Granted
Rajiv Ramaswami	254,151	254,151
Rukmini Sivaraman	76,245	76,245
David Sangster	50,830	50,830
Tyler Wall	42,358	42,358

Each RSU represents a contingent right to receive one share of the Company’s Class A common stock upon vesting. The RSUs will vest in 16 equal quarterly installments, with the first quarterly installment to vest on December 15, 2023, subject to continued service to the Company through each vesting date.

Each PRSU represents a contingent right to receive one share of the Company’s Class A common stock upon vesting, provided that the actual number of PRSUs that may vest may be more or less than the target number of PRSUs. The PRSUs will be eligible to vest in up to three installments based on the total shareholder return of the Company (“Company TSR”) during each of the following performance periods (each, a “Performance Period”) relative to the total shareholder return of companies in the NASDAQ Composite Index (the “Indexed Companies”): (i) August 1, 2023 to July 31, 2024 (“Performance Period One”); (ii) August 1, 2023 to July 31, 2025 (“Performance Period Two”); and (iii) August 1, 2023 to July 31, 2026 (“Performance Period Three”). PRSUs that become eligible to vest based on performance for a Performance Period vest on September 15 following the Performance Period, subject to continued service to the Company through the vesting date. The total number of PRSUs that will be eligible to vest range from 0% to 200% (the “Achievement Percentage”) of the target number of PRSUs, except that the Achievement Percentage is capped at 100% for Performance Period One and Performance Period Two. Up to 1/3 of the PRSUs will be eligible to vest as a result of performance for each of Performance Period One and Performance Period Two. The Achievement Percentage of the target number of PRSUs that may vest are (i) 0% if Company TSR ranks below the 25th percentile of the Indexed Companies, (ii) 100% if Company TSR ranks at the 50th percentile of the Indexed Companies, and (iii) 200% if Company TSR ranks at the 75th percentile of the Indexed Companies. If Company TSR ranks between these percentile thresholds, the Achievement Percentage of the target number of PRSUs that may vest is determined using linear interpolation. 100% of the PRSUs (as may be increased as a result of any Achievement Percentage in excess of target) will be eligible to vest with respect to Performance Period Three, less any PRSUs that already vested in Performance Period One and Performance Period Two. The PRSUs are subject to a maximum value cap that limits the total value that may become eligible to vest at the end of Performance Period Three, with the Achievement Percentage for Performance Period Three subject to reduction so that the product of the ending price per share at the end of Performance Period Three multiplied by the Achievement Percentage cannot exceed $144.40.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUTANIX, INC.

Date: September 5, 2023	By:	/s/ Rukmini Sivaraman
Rukmini Sivaraman
Chief Financial Officer